                                                                 Exhibit 2.3

                                                              EXECUTION COPY






                        AGREEMENT AND PLAN OF MERGER

                                by and among


                            GARDNER DENVER, INC.,

                         NEPTUNE HOLDINGS II, INC.,

                                     and

                               NASH_ELMO CORP.




                                July 28, 2004




                              TABLE OF CONTENTS

Article I THE MERGER.......................................................1

Article II EFFECT ON THE CONSTITUENT ENTITIES..............................2

Article III CONDITIONS TO CLOSING..........................................4

Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................7

Article V REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB..........10

Article VI PRE-CLOSING COVENANTS..........................................11

Article VII TERMINATION...................................................11

Article VIII ADDITIONAL COVENANTS AND AGREEMENTS..........................12

Article IX DEFINITIONS....................................................13

Article X MISCELLANEOUS...................................................17

                                  EXHIBITS


Exhibit A               Form of Letter of Transmittal

Exhibit B               Form of Closing Certificate of the Company

Exhibit C               Form of Closing Certificate of Buyer and Merger Sub

                                  SCHEDULES

                                                             Section Reference
                                                             -----------------

Authorization Schedule..........3.01(d), 3.02(c), 4.05(a), 4.05(b), 5.04, 8.04

Business Conduct Schedule.................................................6.01

Litigation Schedule.......................................................4.06

Stockholders Schedule............................................4.03, 4.07(f)

Taxes Schedule............................................................4.07

Transaction Expenses Schedule.............................................4.08

                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is
                                                           ---------
made as of July 28, 2004, by and among Gardner Denver, Inc., a Delaware corporation ("Buyer"), Neptune Holdings II, Inc., a Delaware corporation and
              -----
a wholly owned Subsidiary of Buyer ("Merger Sub"), and nash_elmo Corp., a
                                     ----------
Delaware corporation (the "Company"). Capitalized terms used and not
                           -------
otherwise defined herein have the meanings set forth in Article IX.
                                                        ----------

                  WHEREAS, the Company is a corporation duly organized and validly existing under the Laws of the State of Delaware;

                  WHEREAS, Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Delaware; and

                  WHEREAS, the respective Boards of Directors of Buyer, Merger Sub and the Company have approved this Agreement, the merger of Merger Sub with and into the Company (the "Merger") and the related
                                           ------
transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                 ARTICLE I

                                 THE MERGER

         1.01 The Merger. On the terms and subject to the conditions set
              ----------
forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, the Company shall continue in existence as a wholly owned Subsidiary of Buyer (as such, the "Surviving Corporation") and the Merger shall in all
                     ---------------------
respects have the effects provided for by the General Corporation Law of Delaware (the "GCL"). Without limiting the generality of the foregoing, the
               ---
Surviving Corporation shall succeed to all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Sub, including under this Agreement, all as provided under the GCL.

         1.02 Effective Time. Prior to the Closing the Company shall
              --------------
prepare, and on the Closing Date, upon satisfaction of the terms and conditions set forth herein, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of
                                                              --------------
Merger") executed in accordance with the relevant provisions of the GCL and
------
shall make all other filings or recordings required under the GCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State or at such other time as Buyer and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
                                        --------------


         1.03 Certificate of Incorporation and Bylaws. From and after the
              ---------------------------------------
Effective Time:

              (a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to change the corporate name set forth therein to "nash_elmo Corp." and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable Law.

              (b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof, the provisions of the certificate of incorporation of the Surviving Corporation and applicable Law.

         1.04 Directors. From and after the Effective Time, the directors of
              ---------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.05 Officers. From and after the Effective Time, the officers of
              ---------
Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                 ARTICLE II

                     EFFECT ON THE CONSTITUENT ENTITIES

         2.01 Effect on Capital Stock of Merger Sub. At the Effective Time,
              -------------------------------------
each issued and outstanding share of common stock of Merger Sub, par value $0.001 per share, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         2.02 Effect on Capital Stock of the Company. At the Effective Time,
              --------------------------------------
each issued and outstanding share of Common Stock by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into the right to receive, subject to the terms of this Agreement, an amount in cash equal to the Final Common Share Price; provided, however, that the
                                               --------  -------
amount paid at the Effective Time pursuant to Section 2.05 below in respect
                                              ------------
of such share of Common Stock shall be an amount in cash equal to the Closing Common Share Price. Following the Effective Time, the Final Common Share Price (to the extent not paid pursuant to the preceding sentence) shall be paid in respect of each share of Common Stock in accordance with the provisions set forth in this Agreement, the LLC Merger Agreement and the Escrow Agreement (as defined in the LLC Merger Agreement). Notwithstanding the foregoing, any shares of Common Stock owned by the Company, Merger Sub or Buyer shall not convert as described in this Section 2.02 but shall
                                                ------------
instead by virtue of the Merger and without any action on the part of the holder thereof be canceled and retired and shall cease to exist with no payment being made hereunder with respect thereto.

         2.03 Delivery of Closing Common Share Price Calculation. At least
              --------------------------------------------------
two business days prior to the Closing Date, the Company shall deliver to Buyer its good faith calculation of the Closing Common Share Price as of the Closing Date.

         2.04 The Closing. The closing of the transactions contemplated by
              -----------
this Agreement (the "Closing") shall take place at the offices of Kirkland &
                     -------
Ellis LLP located at 200 East Randolph Drive, Chicago, Illinois, on the same day as, and immediately prior to, the closing of the LLC Merger Transaction. The date and time of the Closing are referred to herein as the "Closing
                                                                -------
Date."
----
         2.05 Exchange Procedures.
              -------------------

              (a) Paying Agent. The Company (and, after the Effective Time,
                  ------------
the Surviving Corporation) shall act as paying agent (the "Paying Agent") in
                                                           ------------
effecting the payment of the Closing Date Merger Consideration to the holders of shares of Common Stock thereto in accordance with this Article II.
                                                                  ----------
Simultaneous with the Closing, each holder who has delivered its respective Securityholder Documents shall be paid at the Effective Time the consideration to which he, she or it is entitled under Section 2.02. Payment
                                                       ------------
to each holder of such amount shall be made by wire transfer of funds to an account designated in writing by such holder to the Paying Agent.

              (b) Payment of Closing Date Merger Consideration; Delivery of
                  ---------------------------------------------------------
Securityholder Documents at the Closing. At the Closing, Buyer shall pay to
---------------------------------------
the Paying Agent, by wire transfer of immediately available funds to an account designated by the Paying Agent no later than two days prior to the Closing Date, an amount equal to the Closing Date Merger Consideration. At the Effective Time (or after the Effective Time in the case of a holder of record not delivering the appropriate Securityholder Documents until after the Effective Time), the Paying Agent shall deliver to each holder of record, as of the Effective Time, of outstanding shares of Common Stock, upon each holder's delivery of the respective Securityholder Documents, the consideration payable to such holder as set forth in Section 2.02 above by
                                                     ------------
wire transfer of immediately available funds to an account designated by such holder to the Paying Agent prior to the Closing. The documents to be delivered by holders of shares of Common Stock (referred to herein as the "Securityholder Documents") shall be a duly executed letter of transmittal
 ------------------------
substantially in the form attached hereto as Exhibit A (the "Letter of
                                             ---------       ---------
Transmittal").
-----------

              (c) Delivery of Securityholder Documents After the Closing.
                  ------------------------------------------------------
With respect to each share of Common Stock for which the respective Securityholder Documents were not so delivered at or prior to the Closing, the Paying Agent shall promptly thereafter mail to the holder thereof instructions for delivering such Securityholder Documents in exchange for the payment to such holder of the consideration to which he, she or it is entitled under Section 2.02 above. Upon delivery to the Paying Agent of such
               ------------
Securityholder Documents, the Paying Agent shall deliver to such holder in exchange therefor the amounts set forth in Section 2.02 above.
                                           ------------

              (d) No Interest Accrual; Conditions to Payment. No interest
                  ------------------------------------------
will be paid or accrued on the amounts payable upon the delivery of the Securityholder Documents. If payment is to be made to a Person other than the Person in whose name a share of Common Stock is registered, it shall be a condition of payment that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the holder of record or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until the respective Securityholder Documents are delivered with respect to any share of Common Stock, such share shall represent for all purposes only the right to receive payment of the amounts specified in Section 2.02 above in respect
                                               ------------
of such share.

              (e) Unclaimed Funds. Any portion of the funds deposited with
                  ---------------
the Paying Agent which remains undistributed to the holders of shares of Common Stock for one year after the Effective Time shall become available to the Surviving Corporation for all purposes, and any holder of shares of Common Stock who has not theretofore complied with this Section 2.05 shall
                                                        ------------
thereafter look only as a general claimant to the Surviving Corporation for payment of the sums to which such holder is entitled pursuant to this Agreement.

              (f) No Liability. Neither Buyer nor the Surviving Corporation
                  ------------
shall be liable to any holder of shares of Common Stock for any cash delivered by the Paying Agent or the Surviving Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar Law.

              (g) No Further Ownership Rights in Common Stock; Transfer
                  -----------------------------------------------------
Books. After the Effective Time, there shall be no further registration of
-----
transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock that were outstanding immediately prior to the Effective Time. At the Effective Time, the stock ledger of the Company shall be closed.

         2.06 Post-Closing Reconciliation. For the avoidance of doubt, each
              ---------------------------
Seller shall be entitled to its share (determined in accordance with Section
2.08 of the LLC Merger Agreement) of any Settlement Payment paid to the Representative under Section 2.08 of the LLC Merger Agreement (as such terms are defined in the LLC Merger Agreement).

                                ARTICLE III

                            CONDITIONS TO CLOSING

         3.01 Conditions to Buyer's Obligations. The obligation of Buyer to
              ---------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

              (a) The representations and warranties set forth in Article IV
                                                                  ----------
shall be true and correct at and as of the date hereof and at and as of the Closing Date (without giving any effect to any update or amendment to the schedules hereto between the date of this Agreement and the Closing Date and without giving effect to any materiality or Material Adverse Effect qualifications contained therein) with the same force and effect as though made at and as of the Closing Date (except to the extent any representation or warranty is made as of a particular date, in which case such representation or warranty shall be true and correct at and as of such particular date), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect;

              (b) The Company shall have performed in all respects all of the covenants, obligations and other agreements required to be performed or complied with by it under this Agreement at or prior to the Closing, except where any failure to perform any covenant, obligation or agreement would not have a Material Adverse Effect;

              (c) No Material Adverse Effect shall have occurred except as such relates to any matter in existence on the date hereof and to the extent set forth specifically on any schedule attached hereto (without giving effect to any update or amendment to such schedules between the date of this Agreement and the Closing Date);

              (d) Each of the material clearances, consents, waivers and approvals or other authorizations of Governmental Entities listed on the Authorization Schedule and marked with an asterisk shall have been obtained
----------------------
or satisfied and the applicable waiting periods, if any, under the HSR Act shall have expired or have been terminated, in each case, subject to Section
                                                                     -------
8.03;
----

              (e) No judgment, decree or order shall have been entered which would prevent the performance of this Agreement or the consummation of any material part of the transactions contemplated hereby, declare void or unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

              (f) The Company shall have delivered to Buyer each of the following:

                  (i) a certificate of the Company in the form set forth in Exhibit B, dated the Closing Date, stating that the preconditions specified
---------
in subsections (a) and (b) have been satisfied;

                  (ii) a copy of the Company's certificate of incorporation certified by the Secretary of State of the State of Delaware and a certificate of good standing from Delaware, in each case dated within ten days of the Closing Date;

                  (iii) certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby; and

                  (iv) certified copies of the resolutions duly adopted by the Company's stockholders authorizing the Company to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby; and

              (g) All other conditions set out in Section 3.01 of the LLC Merger Agreement shall have been (or shall be capable of being as of such date) satisfied or duly waived by Buyer in accordance with the terms of such LLC Merger Agreement.

         If the Closing occurs, all closing conditions set forth in this
Section 3.01 which have not been fully satisfied as of the Closing shall be
------------
deemed to have been fully waived by Buyer.

         3.02 Conditions to the Company's Obligations. The obligation of the
              ---------------------------------------
Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing
Date:

              (a) The representations and warranties set forth in Article V
                                                                  ---------
shall be true and correct at and as of the date hereof and at and as of the Closing Date (without giving any effect to any update or amendment to the schedules hereto between the date of this Agreement and the Closing Date and without giving effect to any materiality qualifications contained therein) with the same force and effect as though made at and as of the Closing Date (except to the extent any representation or warranty is made as of a particular date, in which case, such representation or warranty shall be true and correct at and as of such particular date), except where the failure of such representations and warranties to be so true and correct would not be materially adverse to the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement;

              (b) Each of Buyer and Merger Sub shall have performed in all respects all the covenants, obligations and other agreements required to be performed or complied with by it under this Agreement at or prior to the Closing, except where any failure to perform any covenant, obligation or agreement would not be materially adverse to the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement;

              (c) Each of the material clearances, waivers, consents and approvals or other authorizations of Governmental Entities listed on the Authorization Schedule and marked with an asterisk shall have been obtained
----------------------
or satisfied and the applicable waiting periods, if any, under the HSR Act shall have expired or have been terminated, in each case, subject to Section
                                                                     -------
8.03;
----

              (d) No judgment, decree or order shall have been entered which would prevent the performance of this Agreement or the consummation of any material part of the transactions contemplated hereby, declare void or unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

              (e) Buyer and Merger Sub shall have delivered to the Company a certificate in the form set forth as Exhibit C, dated the Closing Date,
                                     ---------
stating that the preconditions specified in subsections (a) and (b) have been satisfied;

              (f) Each of Buyer and Merger Sub shall have delivered to the Company certified copies of the resolutions duly adopted by its respective board of directors (or its equivalent governing body), and, in the case of Merger Sub, also by its stockholders, authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

              (g) All other conditions set out in Section 3.02 of the LLC Merger Agreement shall have been (or shall be capable of being as of such date) satisfied or duly waived in accordance with the terms of such LLC Merger Agreement; and

              (h) Buyer shall have delivered the consideration contemplated by Section 2.05(b).
   ---------------

         If the Closing occurs, all closing conditions set forth in this
Section 3.02 which have not been fully satisfied as of the Closing shall be
------------
deemed to have been fully waived by the Company.

                                 ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Except as set forth in a disclosure schedule referenced herein, the Company represents and warrants to Buyer and Merger Sub that:

         4.01 Organization and Qualification; Subsidiaries. The Company is a
              --------------------------------------------
corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except in connection with (a) its incorporation and organization, (b) tax filing obligations (subject to Section 4.07), (c) the purchase and ownership of the Class A Units (including the obligations incurred in connection with the (i) Call Option Agreement, dated May 7, 2002, between the Company and Audax Private Equity Fund, L.P. and (ii) Call Option Agreement, dated May 7, 2002, between the Company and Audax Trust Co-Invest, L.P.), in each case pursuant to which the Company shall have no further liabilities as of the Closing Date, (d) the Agreement, dated May 7, 2002, between the Company and Audax Management Company, LLC, pursuant to which the Company shall have no further liabilities as of the Closing Date and (e) the negotiation and consummation of this Agreement and the documents, agreements, instruments and transactions contemplated hereby, the Company has not (x) engaged in any business or activity of any type or kind whatsoever; (y) incurred (and does not currently have) any indebtedness, obligation or liability of any kind (absolute, accrued, contingent or otherwise); or (z) entered into any agreement or arrangement with any Person. The Company has no Subsidiaries other than Holdings LLC. Other than its ownership interest in Holdings LLC, the agreements referenced in this
Section 4.01, the corporate governance documents and the rights attendant to
------------
any Delaware corporation, the Company owns or leases no other assets.

         4.02 Governance Documents. The Company has heretofore made
              --------------------
available to Buyer a true, complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of the Company. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation in any material respect of any provision of its certificate of incorporation or bylaws.

         4.03 Capitalization. The authorized capital stock of the Company
              --------------
consists of 1,000 shares of Common Stock, of which 100.0002 shares are issued and outstanding as of the date hereof and the attached Stockholders
                                                              ------------
Schedule sets for the names of all stockholders of the Company and the
--------
number of shares of capital stock owned by each stockholder. All issued and outstanding shares of the Company are duly authorized and validly issued. Except as set forth on the attached Stockholders Schedule or in this Section
                                    ---------------------            -------
4.03, there are no options, warrants, calls, commitments, rights to convert,
----
purchase rights, subscription rights, "phantom stock" rights, or other rights relating to issued or unissued equity securities of the Company or obligating the Company to issue or sell any equity securities of, or other equity interests in, the Company. Except as set forth on the attached Stockholders Schedule, there are no outstanding contractual
---------------------
obligations of the Company to repurchase, redeem or otherwise acquire any equity securities of the Company, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than with respect to its ownership interest in Holdings, LLC, the Company does not own or does not have any contract or other obligation to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         4.04 Authority Relative to This Agreement. The Company has all
              ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

         4.05 No Conflict; Required Filings and Consents.
              ------------------------------------------

              (a) Except as set forth on the attached Authorization
                                                      -------------
Schedule, the execution, delivery and performance of this Agreement by the
--------
Company does not (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any law, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any material note, bond, mortgage, indenture or contract to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except in the case of clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent the Company from performing its obligations under this Agreement in any material respect and would not have a Material Adverse Effect.

              (b) Except as set forth on the attached Authorization
                                                      -------------
Schedule, the execution, delivery and performance of this Agreement by the
--------
Company, or the compliance by the Company with any of the provisions hereof, does not require any consent, waiver, order, clearance, approval, authorization or permit of, or filing or notification with, any Governmental Entity except (i) for (A) applicable requirements, if any, of state securities or "blue sky" Laws ("Blue Sky Laws") and (B) the pre-merger
                                -------------
notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR
                                                                        ---
Act") and (ii) where failure to obtain such consents, waivers, orders,
---
clearances, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Material Adverse Effect.

         4.06 Absence of Litigation. Except as set forth on the attached
              ---------------------
Litigation Schedule, there is no Legal Proceeding or investigation pending
-------------------
or, to the Company's knowledge threatened against the Company, or any property or asset of the Company, before any court, arbitrator or Governmental Entity except as set forth on the attached Litigation Schedule,
                                                        -------------------
neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award (other than any order, writ, judgment, injunction, decree, determination or award not particular in its application to the Company). The Company is not named on any matter referred to on the Litigation Schedule.
                                 -------------------

         4.07 Taxes. Except as set forth on the attached Taxes Schedule:
              -----                                      --------------

              (a) The Company has timely filed, or has timely filed for extensions to file, all federal, state, local and foreign income and other material Tax Returns required to be filed by it through the date hereof. All such Tax Returns are complete and accurate in all material respects.

              (b) The Company has timely paid and discharged all Taxes shown as being due on such Tax Returns, and all other material Taxes (whether or not required to be shown on any Tax Return) other than such Taxes that are being contested in good faith by appropriate proceedings. Neither the Internal Revenue Service nor any other taxing authority or agency, domestic or foreign, is now asserting or threatening to assert in writing against the Company any material deficiency or material claim for additional Taxes and all deficiencies asserted as a result of any examinations by any taxing authority of the Tax Returns of the Company have been fully paid or have been reserved for on the books and records of the Company. The Company has not granted any waiver of any statute of limitations applicable to any claim for Taxes.

              (c) There are no audits of the Company by any taxing authority in progress.

              (d) The Company has withheld, collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by Law to be withheld or collected.

              (e) The Company has not entered into any transactions that require disclosure under Section 6011 of the Code.

              (f) Except as set forth on the Stockholders Schedule attached
                                             ---------------------
hereto, none of the Sellers is a "foreign person" within the meaning of
Section 1445 of the Code and they will furnish an affidavit that satisfies the requirements of Section 1445(b)(2) of the Code. None of the Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

         4.08 Brokers. Except as described on the Transaction Expenses
              -------                             --------------------
Schedule, no Person is entitled to any brokerage, finder's or other fee or
--------
commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                 ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

              Buyer and Merger Sub jointly and severally represent and warrant to the Company that:

         5.01 Organization and Power. Buyer is a corporation duly organized,
              ----------------------
validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         5.02 Authorization; Valid and Binding Agreement. The execution,
              ------------------------------------------
delivery and performance of this Agreement by Buyer and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action (including all corporate and shareholder action), and no other proceedings (including corporate proceedings) on the part of Buyer or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

         5.03 No Breach. Neither Buyer nor Merger Sub is subject to or
              ---------
obligated under its respective certificate of incorporation, bylaws, or equivalent organizational documents, any applicable Law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by such party's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.04 Governmental Consents, etc. Except for the applicable
              --------------------------
requirements of the HSR Act and the clearance, consent and approval requirements listed on the Authorization Schedule, neither Buyer nor Merger
                           ----------------------
Sub is required to submit any notice or report to, or approval application or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. Except for the clearance, consent and approval requirements listed on the Authorization
                                                           -------------
Schedule, no clearance, consent, approval or authorization of any
--------
Governmental Entity or any other party or Person is required to be obtained by either Buyer or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither Buyer nor Merger Sub is subject to any outstanding judgment, order or decree of any court or Governmental Entity.

         5.05 Litigation. There are no Legal Proceedings pending or, to
              ----------
Buyer's knowledge, threatened against or affecting Buyer or Merger Sub at Law or in equity, or before or by any Governmental Entity which would adversely affect Buyer's or Merger Sub's performance under this Agreement or the consummation of the transactions contemplated hereby.

         5.06 Brokerage. There are no claims for brokerage commissions,
              ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or Merger Sub for which the Company or the Sellers could become liable or obligated.

         5.07 Investment Representation. Buyer is acquiring the shares of
              -------------------------
Common Stock for its own account with the present intention of holding such securities for investment purposes and not with a view toward any public distribution of such securities in violation of any federal or state securities Laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the shares of Common Stock. Buyer acknowledges that the shares of Common Stock have not been registered under the Securities Act or the Exchange Act or any state or foreign securities Laws and that such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities Laws.

                                 ARTICLE VI

                            PRE-CLOSING COVENANTS

         6.01 Conduct of the Business. From the date hereof until the
              -----------------------
Closing Date, the Company shall not conduct any business except as contemplated on the Business Conduct Schedule, unless Buyer shall have
                    -------------------------
consented in writing.

         6.02 Access to Books and Records. From the date hereof until the
              ---------------------------
Closing Date, the Company shall provide Buyer and its authorized representatives (the "Buyer's Representatives") with full access at all
                      -----------------------
reasonable times and upon reasonable notice, to the offices, properties, personnel, books and records of the Company in order for Buyer to have the opportunity to make such investigations as it shall reasonably desire to make of the affairs of the Company.

                                ARTICLE VII

                                 TERMINATION

         7.01 Termination. This Agreement may be terminated at any time
              -----------
prior to the Effective Time upon the termination of the LLC Merger
Agreement.

         7.02 Effect of Termination. In the event of termination of this
              ---------------------
Agreement by Buyer, Merger Sub or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 7.02, Article X and the
                                  ------------  ---------
Confidentiality Agreements each of which shall survive the termination of this Agreement), and there shall be no liability on the part of any of Buyer, Merger Sub or the Company (or any of their respective Affiliates, officers, directors or shareholders) to one another, except for any breaches of the covenants or agreements of this Agreement or any other knowing or willful breaches of the representations or warranties contained in Article
                                                                   -------
IV and Article V of this Agreement at or prior to the time of such
--     ---------
termination.

                                ARTICLE VIII

                     ADDITIONAL COVENANTS AND AGREEMENTS

         8.01 Survival; Indemnification. The representations, warranties,
              -------------------------
agreements and covenants set forth in this Agreement shall survive as provided in the LLC Merger Agreement, and Buyer and Merger Sub shall only have such post-Closing remedies for any breach of the representations, warranties, agreements and covenants set forth in this Agreement to the extent expressly provided for in the LLC Merger Agreement. For the avoidance of doubt, all of Buyer's and Merger Sub's post-Closing recourse shall be governed by, and subject to the limitations set forth in, the LLC Merger Agreement.

         8.02 Disclosure Generally. All schedules attached hereto are
              --------------------
incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the schedules shall be deemed to refer to this entire Agreement, including all schedules.

         8.03 Reasonable Best Efforts. Subject to the terms of this
              -----------------------
Agreement (including the limitations set forth in this Section 8.03), each
                                                       ------------
of Buyer, Merger Sub and the Company shall use its reasonable best efforts to cause the Closing to occur, provided, that, Buyer shall not be required to take any action which would be reasonably likely to materially adversely impact the benefits expected to be derived by Buyer as a result of the transactions contemplated hereby or to have a Material Adverse Effect, including the divestiture of businesses, product lines or assets of Buyer. The "reasonable best efforts" of the Company shall not require the Company or any of its respective Subsidiaries or Affiliates to expend any money to remedy any breach of any representation, warranty or covenant hereunder.

         8.04 Regulatory Act Compliance. Buyer, Merger Sub and the Company
              -------------------------
shall each file or jointly file, if applicable, or cause to be filed, promptly (but in any event within seven business days) after the date of this Agreement, any notifications, approval applications or the like set forth on the attached Authorization Schedule, and Buyer shall pay all filing
                      ----------------------
and similar fees and related expenses, including the costs of translation, payable in connection with any such filing required under the HSR Act, provided, however, that each party shall pay its own attorneys' fees with respect to such filing, and that all filing fees and other expenses relating to filing under other merger control Laws shall be borne as provided in
Section 11.03 of the LLC Merger Agreement. With respect to filings under the HSR Act, each of the parties hereto shall seek early termination of the waiting period under the HSR Act. Buyer, Merger Sub and the Company shall use their respective reasonable best efforts to respond to any requests for additional information made by any Governmental Entity promptly (and in any event within five business days) and to cause the waiting or approval periods or other requirements under the HSR Act and other merger control Laws to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of any antitrust or merger control Laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer, Merger Sub and the Company shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity administering other merger control Laws, and each of Buyer, Merger Sub and the Company shall have the right to have a representative present at any such meeting.

         8.05 Provision Respecting Legal Representation. Each of the parties
              -----------------------------------------
to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Kirkland & Ellis LLP may serve as counsel to each and any Seller and its Affiliates (individually and collectively, "Seller Group"), on the one hand,
                                            ------------
and the Company and its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kirkland & Ellis LLP (or any successor) may serve as counsel to the Seller Group or any director, member, partner, officer, employee or Affiliate of Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company and/or any of its Subsidiaries, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

         8.06 Further Assurances. From time to time, as and when requested
              ------------------
by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                                 ARTICLE IX

                                 DEFINITIONS

         9.01 Definitions. For purposes hereof, the following terms, when
              -----------
used herein with initial capital letters, shall have the respective meanings set forth herein:

              "Affiliate" of any particular Person means any other Person
               ---------
controlling, controlled by or under common control with such particular Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

              "Aggregate Common Share Number" means the number of shares of
               -----------------------------
Common Stock outstanding immediately prior to the Effective Time; provided,
                                                                  --------
however, that any shares of Common Stock that are owned by the Company,
-------  ----
Merger Sub or Buyer shall be excluded from the calculation of the Aggregate Common Share Number.

              "Class A Unit" means a Class A Unit of Holdings LLC.
               ------------

              "Closing BC Merger Consideration" means the result obtained by
               -------------------------------
multiplying (a) the number of Class A Units owned by the Company by (b) the Estimated Closing Unit Price (as defined in the LLC Merger Agreement).

              "Closing Common Share Price" means the quotient determined by
               --------------------------
dividing the Closing BC Merger Consideration by the Aggregate Common Share
Number.

              "Closing Date Merger Consideration" means the aggregate
               ---------------------------------
consideration (derived in part by using the Closing Common Share Price) that the holders of shares of Common Stock are entitled to receive at the Effective Time (or after the Effective Time if the appropriate
Securityholder Documents are received after the Effective Time) pursuant to
Section 2.02.
------------

              "Code" means the United States Internal Revenue Code of 1986,
               ----
as amended, and the regulations promulgated thereunder.

              "Common Stock" means the Company's common stock, par value
               ------------
$0.01 per share.

              "Confidentiality Agreements" has the meaning given to that
               --------------------------
term in the LLC Merger Agreement.

              "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

              "Final BC Merger Consideration" means the result obtained by
               -----------------------------
multiplying (a) the number of Class A Units owned by the Company by (b) the Final Unit Price (as defined in the LLC Merger Agreement).

              "Final Common Share Price" means the greater of (a) the
               ------------------------
quotient determined by dividing the Final BC Merger Consideration by the Aggregate Common Share Number and (b) the Closing Common Share Price.

              "Governmental Entity" means any (a) nation, region, state,
               -------------------
province, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity, (d) multinational organization or (e) body entitled to exercise any administrative, executive or regulatory power of any nature.

              "Holdings LLC" means nash_elmo Holdings LLC, a Delaware
               ------------
limited liability company.

              "Law" means any federal, state, local or foreign law
               ---
(including common law), statute, code, ordinance, rule, regulation or other legally binding requirement.

              "Legal Proceeding" means any judicial, administrative or
               ----------------
arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

              "LLC Merger Agreement" means that certain Agreement and Plan
               --------------------
of Merger, dated as of the date hereof, by and among Buyer, Neptune Holdings I, Inc., Holdings LLC and Audax Vacuum Corp.

              "LLC Merger Transaction" means the transactions contemplated
               ----------------------
by the LLC Merger Agreement.

              "Material Adverse Effect" means any change, effect, event,
               -----------------------
occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development, is materially adverse to (a) the assets, liabilities, business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated by this Agreement; provided,
                                                            --------
however, that none of the following shall be deemed in itself, or in any
-------
combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse
Effect: (i) any adverse change, effect, event, occurrence, state of facts or development directly attributable to the announcement or pendency of the transactions contemplated by this Agreement; (ii) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Company and the Subsidiaries participate, the U.S. economy as a whole or the markets in which the Company and each Subsidiary operates (except for any disproportionate effect on the Company and the Subsidiaries; (iii) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change, after the date of this Agreement, in accounting requirements or principles or any change, after the date in applicable Laws, rules or regulations or the interpretation thereof; or (v) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

              "Person" means an individual, a partnership, a corporation, a
               ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

              "Securities Act" means the Securities Act of 1933, as amended.
               --------------

              "Sellers" means the holders of the shares of Common Stock
               -------
prior to the Effective Time.

              "Subsidiary" means any corporation, company, partnership,
               ----------
organization or other entity of which the securities or other ownership interests having a majority of the ordinary voting power in electing the board of directors or other governing body are, at the time of such determination, owned by the Company or another Subsidiary.

              "Tax" or "Taxes" means any federal, state, local or foreign
               ---      -----
income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

              "Tax Returns" means any return, report, information return or
               -----------
other document (including schedules or any related or supporting information) filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

              "Transaction Expenses" means all fees and expenses payable in
               --------------------
connection with the transactions contemplated by this Agreement to the extent set forth on the Transaction Expenses Schedule attached to the LLC
                        -----------------------------
Merger Agreement (which schedule may be updated from time to time by the Company).

         9.02 Cross-Reference of Other Definitions.
              ------------------------------------

         Each capitalized term listed below is defined in the indicated Section of this Agreement:

              Term                                       Section No.
              ----                                       -----------

              Agreement                                     Preamble
              Blue Sky Laws                                  4.05(b)
              Buyer                                         Preamble
              Buyer's Representatives                           6.02
              Certificate of Merger                             1.02
              Closing                                           2.04
              Closing Date                                      2.04
              Company                                       Preamble
              Effective Time                                    1.02
              GCL                                               1.01
              HSR Act                                        4.05(b)
              Letter of Transmittal                          2.05(b)
              Merger                                        Preamble
              Merger Sub                                    Preamble
              Paying Agent                                   2.05(a)
              Securityholder Documents                       2.05(b)
              Seller Group                                      8.05
              Surviving Corporation                             1.01

                                 ARTICLE X

                                MISCELLANEOUS

         10.01 Press Releases and Communications. No press release or public
               ---------------------------------
announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, independent contractors, customers or suppliers of the Company and its Subsidiaries, shall be issued or made by any party hereto without the joint approval of Buyer, Merger Sub and the Company, unless required by Law (in the reasonable opinion of counsel) in which case Buyer, Merger Sub and the Company shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

         10.02 Expenses. Except as otherwise expressly provided herein, the
               --------
Company, Buyer and Merger Sub shall pay all of their own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated by this Agreement; provided that Buyer and Merger Sub shall pay all Transaction
           -------- ----
Expenses as provided in the LLC Merger Agreement.

         10.03 Knowledge Defined. For purposes of this Agreement, the term
               -----------------
"the Company's knowledge" or "knowledge of the Company" as used herein shall
 -----------------------      ------------------------
mean the actual knowledge, without imputation of any other Person and without independent inquiry and investigation, of Keith Palumbo.

         10.04 Notices. Except as may be otherwise provided herein, all
               -------
notices, requests, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when received when sent by facsimile at the applicable facsimile number set forth below, (c) one day after deposit with Federal Express or similar overnight courier service or (d) three days after being mailed by first class mail, return receipt requested. Notices, requests, demands and communications to Buyer, Merger Sub and the Company shall, unless another address is specified in writing, be sent to the addresses indicated below:

               Notices to Buyer or Merger Sub:
               -------------------------------

               Gardner Denver, Inc.
               1800 Gardner Expressway
               Quincy, Illinois 62301
               Attn: Corporate Secretary
               Facsimile No.: (217) 228-8260

               with a copy to:
               --------------
               (which shall not constitute notice to Buyer or Merger Subs)

               Baker & McKenzie LLP
               130 East Randolph Drive
               Chicago, Illinois 60601
               Attn: Dieter Schmitz
               Facsimile No.: (312) 861-2899

               Notices to Company (prior to the Closing):
               ------------------

               nash_elmo Corp.
               c/o Audax Group
               101 Huntington Avenue
               Boston, Massachusetts 02199
               Attn: Keith Palumbo
               Facsimile No.: (617) 859-1600

               with a copy to:
               --------------
               (which shall not constitute notice to the Company)

               Kirkland & Ellis LLP
               East Randolph Drive
               Chicago, Illinois 60601
               Attn: Jeffrey J. Seifman
               Facsimile No.: (312) 861-2200

               Notices to Company (following the Closing):
               ------------------

               nash_elmo Corp.
               c/o Gardner Denver, Inc.
               1800 Gardner Expressway
               Quincy, Illinois 62301
               Attn: Corporate Secretary
               Facsimile No.: (217) 228-8260

               with a copy to:
               --------------
               (which shall not constitute notice to the Company)

               Baker & McKenzie LLP
               130 East Randolph Drive
               Chicago, Illinois 60601
               Attn: Dieter Schmitz
               Facsimile No.: (312) 861-2899

         10.05 Assignment. This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         10.06 Severability. Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.07 Third Party Beneficiaries. Certain provisions of this
               -------------------------
Agreement are intended for the benefit of, and shall be enforceable by, the Sellers. Unless expressly stated herein to the contrary, no other third-party beneficiary shall have any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement.

         10.08 References. The table of contents and the section and other
               ----------
headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months, unless otherwise stated. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," or "Schedule" shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "include" and "including" indicate examples of a foregoing general statement and not a limitation on that general statement.

         10.09 No Strict Construction. The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         10.10 Amendment and Waiver. Any provision of this Agreement or the
               --------------------
schedules or exhibits may be amended or waived only in a writing duly authorized and signed by Buyer, Merger Sub and the Company. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provision or of any other provision.

         10.11 Complete Agreement. This Agreement and the documents referred
               ------------------
to herein (including the LLC Merger Agreement, the Confidentiality Agreements and the schedules and exhibits hereto) contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         10.12 Counterparts. This Agreement may be executed in multiple
               ------------
counterparts (including by means of facsimile signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

         10.13 Governing Law. All matters relating to the interpretation,
               -------------
construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York.

         10.14 Governing Language. This Agreement is written in English and
               ------------------
therefore English shall be the governing language of this Agreement.

         10.15 Waiver of Trial by Jury. THE PARTIES HERETO WAIVE THE RIGHT
               -----------------------
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

                                 *  *  *  *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the day and year first above written.

                                         COMPANY:
                                         -------

                                         NASH_ELMO CORP.

                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Its:
                                              --------------------------------


                                         BUYER:
                                         -----

                                         GARDNER DENVER, INC.

                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Its:
                                              --------------------------------


                                         MERGER SUB:
                                         ----------

                                         NEPTUNE HOLDINGS II, INC.

                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Its:
                                              --------------------------------




              [Signature Page to Agreement and Plan of Merger]